NOTICE of GRANT

[Date]

[Name]                                    [Notice Number]
[Address]

Pursuant to the terms and conditions of the Oclaro, Inc. Fourth Amended and Restated 2001 Long-Term Stock Incentive Plan (the “Plan”), you have been issued a grant as outlined below.

Grant ID:
Grant Type:
Granted To:
Grant Date:
Granted:
Grant Price:

Vesting Schedule:
[ ]

I hereby acknowledge receipt of and accept the above shown Grant, and agree to the Restricted Stock Agreement attached hereto.

Signature: _                            Date:

Note: If there are any discrepancies in the name or address shown above, please make the appropriate corrections on this form.

OCLARO, INC.
Restricted Stock Agreement
Granted Under the Oclaro, Inc. Fourth Amended and Restated 2001 Long-Term Stock Incentive Plan
This RESTRICTED STOCK AGREEMENT (this “Agreement”) is made by and between Oclaro, Inc., a Delaware corporation (the “Company”) and you (the “Participant”), as of the Grant Date, which is set forth in the Notice of Grant (the “Notice”) provided to the Participant by the Company’s third-party equity plan administrator. Unless otherwise indicated, any capitalized term used herein, but not defined herein, shall have the meaning ascribed to such term in the Company’s Fourth Amended and Restated 2001 Long-Term Stock Incentive Plan (the “Plan”) or the Notice.
For valuable consideration, receipt of which is acknowledged, the parties hereto agree as follows:
1.Issuance of Shares.
In consideration of services rendered to the Company by the Participant and subject to the terms and conditions set forth in this Agreement, the Plan, and the Notice, the Company shall issue to the Participant the number of shares of common stock, $0.01 par value, of the Company as indicated in the Notice (the “Shares”). The Participant agrees that the Shares shall be subject to the forfeiture provisions set forth in Section 2 of this Agreement and the restrictions on transfer set forth in Section 3 of this Agreement. The Shares shall be registered in the Participant’s name and shall be fully paid and nonassessable.
2.Vesting.
(a)Subject to Sections 2(b) and 2(c) hereof, the Shares granted under this Agreement shall vest in accordance with the schedule indicated on the Notice, provided that on each vesting date, the Participant is serving as a director of the Company on such vesting date.
(b)Notwithstanding anything herein to the contrary and subject to Section 2(c), in the event that the Participant ceases to be a director of the Company, for any reason or no reason, with or without cause, prior to a vesting date, any unvested Shares shall be immediately forfeited and cancelled.
(c)Notwithstanding anything herein to the contrary, upon the consummation of a Change in Control of the Company (as defined in Exhibit A), any unvested Shares shall immediately vest in full.
3.Restrictions on Transfer.
(a)    The Participant shall not sell, assign, transfer, pledge, hypothecate or otherwise dispose of, by operation of law or otherwise (collectively “transfer”) any Shares, or any interest therein, until such Shares have vested, except that the Participant may transfer such

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Shares (i) to or for the benefit of any spouse, children, parents, uncles, aunts, siblings, grandchildren and any other relatives approved by the Board of Directors of the Company (collectively, “Approved Relatives”) or to a trust established solely for the benefit of the Participant and/or Approved Relatives, provided that such Shares shall remain subject to this Agreement (including, without limitation, the restrictions on transfer set forth in this Section 3 and the forfeiture provisions contained in Section 2) and such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument confirming that such transferee shall be bound by all of the terms and conditions of this Agreement or (ii) as part of the sale of all or substantially all of the shares of capital stock of the Company (including pursuant to a merger or consolidation), provided that, in accordance with the Plan and except as otherwise provided herein, the securities or other property received by the Participant in connection with such transaction shall remain subject to this Agreement.
(b)    The Company shall not be required (i) to transfer on its books any of the Shares which have been transferred in violation of any of the provisions set forth in this Agreement or (ii) to treat as owner of such Shares or to pay dividends to any transferee to whom such Shares have been transferred in violation of any of the provisions of this Agreement.
4.Restrictive Legends.
All Shares subject to this Agreement shall be subject to the following restriction, in addition to any other restrictions that may be required under federal or state securities laws:
“The shares of stock represented by this certificate are subject to forfeiture provisions and restrictions on transfer set forth in a certain Restricted Stock Agreement between the corporation and the registered owner of these shares (or his or her predecessor in interest), and such Agreement is available for inspection without charge at the office of the Secretary of the corporation.”
5.Provisions of the Plan.
This Agreement is subject to the provisions of the Plan, a copy of which is furnished to the Participant with this Agreement and the Notice.
6.Withholding Taxes; Section 83(b) Election.
(a)    The Participant acknowledges and agrees that the Company has the right to deduct from payments of any kind otherwise due to the Participant any federal, state, local or other taxes of any kind required by law to be withheld with respect to the issuance of the Shares to the Participant or the lapse of the forfeiture provisions.
(b)    The Participant has reviewed with the Participant’s own tax advisors the federal, state, local and other tax consequences of this investment and the transactions contemplated by this Agreement. The Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Participant

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understands that the Participant (and not the Company) shall be responsible for the Participant’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.
THE PARTICIPANT AGREES NOT TO FILE AN ELECTION UNDER SECTION 83(B) OF THE INTERNAL REVENUE CODE WITH RESPECT TO THE ISSUANCE OF THE SHARES.
7.Miscellaneous.
(a)    No Rights to Service. The Participant acknowledges and agrees that the vesting of the Shares pursuant to Section 2 hereof is earned only by continuing service as a director of the Company (not through the act of being granted the Shares hereunder). The Participant further acknowledges and agrees that the transactions contemplated hereunder and the vesting schedule set forth herein do not constitute an express or implied promise of continued engagement as a director for the vesting period, for any period, or at all.
(b)    Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.
(c)    Waiver. Any provision for the benefit of the Company contained in this Agreement may be waived, either generally or in any particular instance, by the Board of Directors of the Company (the “Board”).
(d)    Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and the Participant and their respective heirs, executors, administrators, legal representatives, successors and assigns, subject to the restrictions on transfer set forth in Section 3 of this Agreement.
(e)    Notice. Each notice relating to this Agreement shall be in writing and delivered in person or by first class mail, postage prepaid, to the address as hereinafter provided. Each notice shall be deemed to have been given on the date it is received. Each notice to the Company shall be addressed to it at its office at 2560 Junction Avenue, San Jose, CA 95134 (Attention: Company Secretary). Each notice to the Participant shall be addressed to the Participant at the Participant’s last known address.
(f)    Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.
(g)    Entire Agreement. This Agreement, the Notice, and the Plan constitute the entire agreement between the parties, and supersede all prior agreements and understandings, relating to the subject matter of this Agreement.

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(h)    Amendment. This Agreement may be amended or modified as provided for under the Plan, or upon a written instrument executed by both the Company and the Participant.
(i)    Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with the internal laws of the State of Delaware without regard to any applicable conflicts of laws.
(j)    Interpretation. The interpretation and construction of any terms or conditions of the Plan, or of this Agreement or other matters related to the Plan by the Compensation Committee of the Board shall be final and conclusive.
(k)    Participant’s Acknowledgments. The Participant acknowledges that he or she: (i) has read this Agreement and the Notice; (ii) has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of the Participant’s own choice or has voluntarily declined to seek such counsel; (iii) understands the terms and consequences of this Agreement and the Notice; (iv) is fully aware of the legal and binding effect of this Agreement; and (v) understands that the grant of Shares and this Agreement shall be deemed accepted by the Participant without any further action on the part of the Participant unless the Participant otherwise provides notice to the Company in writing that he or she is rejecting the Award.
(l)    No Deferral. Notwithstanding anything herein to the contrary, neither the Company nor the Participant may defer the delivery of the Shares.

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EXHIBIT A

As used herein, “Change in Control” shall mean means an event or occurrence set forth in any one or more of subsections (a) through (d) below (including an event or occurrence that constitutes a Change in Control under one of such subsections but is specifically exempted from another such subsection):
(a)    the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) 50% or more of either (x) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (y) the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Company (excluding an acquisition pursuant to the exercise, conversion or exchange of any security exercisable for, convertible into or exchangeable for common stock or voting securities of the Company, unless the Person exercising, converting or exchanging such security acquired such security directly from the Company or an underwriter or agent of the Company), (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i) and (ii) of subsection (c) of this section; or
(b)    such time as the Continuing Directors (as defined below) do not constitute a majority of the Board (or, if applicable, the Board of Directors of a successor corporation to the Company), where the term “Continuing Director” means at any date a member of the Board (i) who was a member of the Board on the date of the execution of this Agreement or (ii) who was nominated or elected subsequent to such date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election; provided, however, that there shall be excluded from this clause (ii) any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board; or
(c)    the consummation of a merger, consolidation, reorganization, recapitalization or statutory share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company in one or a series of transactions (a “Business Combination”), unless, immediately following such Business Combination, each of the following two conditions is satisfied: (i) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and Outstanding

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Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company’s assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the “Acquiring Corporation”) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, respectively; and (ii) no Person (excluding any employee benefit plan (or related trust) maintained or sponsored by the Company or by the Acquiring Corporation) beneficially owns, directly or indirectly, 30% or more of the then outstanding shares of common stock of the Acquiring Corporation, or of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to the Business Combination); or
(d)    approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

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